Exhibit 10.3(b)

SAIFUN SEMICONDUCTORS LTD.

2003 SHARE OPTION PLAN

SHARE OPTION AGREEMENT

Unless otherwise defined herein, the terms defined in the 2003 Share Option Plan, as amended from time to time (the “Plan”) of Saifun Semiconductors Ltd. shall have the same defined meanings in this Share Option Agreement (the “Option Agreement”). Except where the context otherwise requires, the term “Company” shall include Saifun Semiconductors Ltd. and its Subsidiaries, if applicable.

I.	NOTICE OF OPTION GRANT

1. Name :	__________________________(the “Optionee”)

Address:	__________________________

__________________________

2.	The undersigned Optionee has been granted an Option to purchase Ordinary Shares, par value NIS 0.01, of Saifun Semiconductors Ltd., subject to the terms and conditions of the Plan, this Option Agreement and Section 102 of the Israeli Income Tax Ordinance (New Version), 1961 (the “Tax Ordinance”) and any regulations, rules or orders promulgated thereunder, including the Income Tax Rules (Tax Relief for Issuance of Shares to Employees), 2003, all as amended from time to time (collectively, “Section 102”), as follows:

Date of Grant	____________________________

Vesting Commencement Date	____________________________

Exercise Price per Share	____________________________

Total Number of Shares Granted	____________________________

Type of Option	Section 102(b)(2) Option - Capital Route

Term/Expiration Date	10 years following the Date of Grant

3.	Vesting Schedule

This Option shall be exercisable in number of whole shares, according to the following vesting schedule: 40% of the Options shall vest upon the second anniversary of the Date of Grant and an additional 20% of the Options shall vest upon the third, forth and fifth anniversaries of the Date of Grant, subject to Optionee’s continuing to be an employee of the Company on each such dates, so that at the end of five (5) years from the Date of Grant all the Options hereof shall be exercisable (fully vested).

4.	Provisions for Termination

In no event may Optionee exercise this Option after the Term/Expiration Date as provided above.

In the event that Optionee’s engagement with the Company should terminate, the outstanding vested Options on the date of such termination, shall be exercisable for (i) three (3) months after such termination (except in the case of termination by reason of death or Disability); or (ii) six (6) months after such termination by reason of Optionee’s death or Disability. Notwithstanding the foregoing, in the event of Optionee’s death within three (3) months after the date of termination, the Optionee’s estate or heirs, as applicable, may exercise all Options, which are vested and exercisable at the time of Optionee’s termination of engagement, within six (6) months after the Optionee’s death, but in no event after the Expiration Date as provided above.

Notwithstanding the above, in the event that Optionee’s engagement with the Company should terminate for Cause, the entire unexercised Option (whether vested or not) shall ipso facto terminate.

For purposes hereof, termination of Optionee’s engagement shall be deemed effective as detailed in Section 10.5 of the Plan.

II.	AGREEMENT

1.	Preamble. The above notice of option grant (the “Notice of Option Grant”) constitutes an integral part of this Option Agreement.

2.	Grant of Option.

2.1.	Subject to the terms and conditions set forth herein, in the Plan and in the Notice of Option Grant, the Company hereby issues to the Trustee (as defined below), for the benefit of the Optionee named in the Notice of Option Grant, an option qualified as “Section 102(b)(2) Option” (the “Option”) to purchase the number of Shares set forth in the Notice of Option Grant, at the exercise price per Share set forth in the Notice of Option Grant (the “Exercise Price”).

2.2.	The Plan, as approved by the Company for use by the Company, is intended to qualify as an Employee Option Plan within the meaning of Section 102. The grant of the Option is made pursuant to: (a) Section 102 and any tax officer’s approval issued pursuant thereto; and (b) the Trust Agreement (as defined below).

2.3.	The Option is granted pursuant to the Plan, and the said Option and this Option Agreement are in all respects governed by the Plan and subject to all of the terms and provisions whether such terms and provisions are incorporated in this Option Agreement solely by reference or are expressly cited herein. Any interpretation of this Option Agreement will be made in accordance with the Plan. Subject to Section 16.2 of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms of this Option Agreement, the terms and conditions of the Plan shall prevail, except and to the extent otherwise expressly provided herein. Notwithstanding the foregoing, in the event of a conflict between the terms and conditions of the Plan or of this Option Agreement and any provision of Section 102, the Trust Agreement or any applicable law, the latter shall govern and prevail.

3.	Issuance to Trustee and Lock-Up Period.

3.1.	Issuance to Trustee. The Company appointed a trustee, in accordance with the provisions of Section 102 (the “Trustee”) and has entered into a trust agreement with the Trustee (the “Trust Agreement”). Under the conditions of Section 102(b)(2), the Option and any Shares to be issued upon exercise of the Option shall be issued to the Trustee and held in trust for the benefit of Optionee for a period of no less than the lesser of (a) 30 months, or (b) twenty-four (24) months from the end of the tax year in which the Notice of Option Grant was deposited with the Trustee (the “Lock-Up Period”), provided that options granted after January 1, 2006 are only subject to being held in trust for two years.

3.2.	Lock-Up Period. In order for the tax benefits of Section 102(b)(2) to apply, during the Lock-Up Period, neither the Option nor the Shares to be issued upon exercise of the Option, as the case may be, may be sold or transferred (other than through a transfer by will or by operation of law), nor may they be the subject of an attachment or security interest, and no power of attorney or transfer deed shall be given in respect thereof prior to the payment of the tax liability.

In the event that Optionee elects to exercise his Option during the Lock-Up Period, the Company shall provide the Trustee with the share certificate in the name of the Trustee, for the benefit of Optionee, in order that the Trustee will hold it until no sooner than the end of the Lock-Up Period.

Notwithstanding the above, in the event the Optionee shall elect to release the Option and/or the Shares, as the case may be, prior to the conclusion of the Lock-up Period, the sanctions under Section 102 shall apply to and shall be borne solely by the Optionee.

3.3.	End of Lock-Up Period. Upon the conclusion of the Lock-Up Period and subject to any further period included in the Plan and/or herein, the Trustee may release the Option and/or the Shares issued upon exercise of such Option to Optionee only after (i) the receipt by the Trustee of an acknowledgment from the income tax authority that Optionee has paid any applicable tax due pursuant to Section 102 and the Tax Ordinance, or (ii) the Trustee withholds any applicable tax due pursuant to Section 102 and the Tax Ordinance.

3.4.	Additional Rights. In the event of a distribution of rights, including an issuance of bonus shares, in connection with the Option and/or Shares issued upon exercise of such Option (the “Additional Rights”), all such Additional Rights shall be deposited with and/or issued to the Trustee for the benefit of the Optionee, and shall be held by the Trustee and treated in accordance with the provisions of Section 102 and the capital gain tax route.

4.	Non-Transferability of Option. This Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by Optionee. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of Optionee.

5.	Term of Option. This Option may be exercised only within the term set out in the Notice of Option Grant, and may be exercised during such term only in accordance with the Plan, the terms of this Option Agreement and the Trust Agreement. In the event the Option shall not be exercised within its term, such Option, or such part thereof, shall expire and all interests and rights of the Optionee in and to the same shall terminate.

6.	Exercise of Option.

6.1.	Right to Exercise. This Option shall be exercisable during its term to the extent vested in accordance with the vesting schedule set out in the Notice of Option Grant and with the applicable provisions of the Plan, this Option Agreement and the Trust Agreement.

6.2.	Continuous Engagement Required. Except as otherwise provided in the Notice of Option Grant, this Option may not be exercised unless the Optionee, at the time he exercises this Option is, and has been at all times since the date of grant set out in the Notice of Option Grant engaged by the Company. Transfer between locations of the Company or between the Company, its Subsidiaries or its successor shall not be considered termination of engagement. In case of an approved leave of absence, the vesting of the Option shall be suspended during such leave of absence.

6.3.

Method of Exercise. This Option shall be exercised by delivery of a signed notice of exercise substantially in the form attached hereto as Exhibit A (the “Notice of Exercise”), which shall state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised, and shall be accompanied with such other representations and agreements, as may be required by the Company and/or the Trustee. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Notice of Exercise and settlement of payment of the aggregate Exercise Price in such form satisfactory to the Company. The Optionee may purchase less than the number of Shares covered by the vested portion of the Option, provided that no partial exercise of this Option may be for a fraction of a Share.

6.4.	Method of Payment; Cashless Exercise. Payment of the aggregate Exercise Price for the purchased Shares shall be made by Optionee’s relinquishment of a portion of his Option having a Fair Market Value equal to the aggregate Exercise Price, so that the Company shall issue to the Optionee only the amount of Shares of the Company having an aggregate Fair Market Value equal to the difference between (x) the aggregate Fair Market Value of the Shares so purchased; and (y) the aggregate Exercise Price applicable for such exercised Options (the “Cashless Exercise”). For the purpose of the Cashless Exercise hereof, the Committee shall determine the Fair Market Value of the Shares in accordance with the provisions of the Plan.

6.5.	Notification to Trustee. The Company will notify the Trustee of any exercise of the Option as set forth in the Notice of Exercise. If such notification is delivered during the Lock-Up Period, the Shares issued upon the exercise of the Option shall be issued directly to the Trustee on behalf of the Optionee, and shall be held by the Trustee in trust on behalf of the Optionee, unless the Optionee elects to receive the Shares directly to his possession, pursuant to which the sanctions under Section 102 shall apply and shall be borne solely by the Optionee. In the event such notification is delivered after the Lock-Up Period, the Shares issued upon the exercise of the Option shall be transferred either to the Trustee or to Optionee directly, at the election of Optionee, provided, however, that in the event the Optionee elects to receive the Shares directly to his possession, the transfer thereof shall be subject to the payment of the tax liability by the Optionee.

6.6.	Rights as a Shareholder.

(a)	Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), the Optionee shall not have any of the rights or privileges granted to a shareholder of the Company with respect to any Shares purchasable upon the exercise of any part of an Option. No adjustment will be made for a dividend or other shareholders’ right for which the record date is prior to the date the Shares are issued, except as provided in Section 12 of the Plan.

(b)	Except and to the extent otherwise expressly provided herein and in the Plan, the Shares issued upon the exercise of the Option shall be subject to the provisions of the Company’s Articles of Association, as amended from time to time and all Company’s shareholders agreements, as amended from time to time, regardless of whether or not the Optionee is a party to such agreements.

7.	Restrictions on Exercise. This Option may not be exercised and no Shares shall be issued pursuant to the exercise unless such exercise, the issuance of the Shares and the method of payment of the Exercise Price comply with applicable laws. This Option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the Shares subject hereto upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of Shares hereunder, this Option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, disclosure or satisfaction of such other condition shall have been effected or obtained on terms acceptable to the Board. The Optionee agrees to cooperate with the Company to ensure compliance with any such condition; provided, however, that nothing herein shall be deemed to require the Company to apply for, effect or obtain such listing, registration, qualification, approval, disclosure, or to satisfy such other condition.

8.	Compliance with Laws and Stock Exchange Rules.

8.1.	In the event the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), at the time this Option is exercised, the Optionee shall, if required by the Company, concurrently with the exercise of all or any portion of this Option or immediately upon the Company’s first demand, deliver to the Company his Investment Representation Statement, in such form as may be prescribed by the Company, that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, and shall make such other representations as are deemed necessary or appropriate by the Company or its counsel.

Notwithstanding the above, the Company may, but shall not be obligated to register or qualify the sale of Shares under the Securities Act or any other applicable law. The Company shall not be obligated to take any affirmative action in order to cause the sale of Shares under this Option Agreement to comply with any law.

8.2.	Optionee hereby agrees that, if so requested by the Company or any representative of the underwriters (the “Managing Underwriter”) in connection with any registration statement of the Company filed under the Securities Act or any other applicable law, Optionee shall not offer, pledge, sell, lend or otherwise transfer or dispose of, directly or indirectly, any Shares (or other securities) of the Company or enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Shares (or other securities) of the Company held by Optionee (other than those included in the registration) during the one hundred eighty (180) days period (or such other period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company) (the “Market Standoff Period”) following the effective date of any registration statement of the Company filed under the Securities Act or any other applicable law.

Optionee agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or, which are necessary to give further effect thereto. In addition, if requested by the Company or the Managing Underwriter, Optionee shall provide, within ten (10) days of such request, such information, as may be required by the Company or such Managing Underwriter in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act or any other applicable law. The Company may impose stop-transfer instructions with respect to the sale of Shares (or other securities) subject to the foregoing restriction until the end of such Market Standoff Period. Optionee agrees that any transferee of the Option or Shares acquired pursuant to the Option shall be bound by this Section.

8.3.	The Optionee hereby acknowledges and agrees that, the Committee may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by an Optionee or other subsequent transfers by the Optionee of any Shares issued as a result of or under the Option, including without limitation, restrictions under an insider trading policy and restrictions pursuant to applicable regulations of any stock exchange on which the Shares may be listed for trading. The Optionee agrees to cooperate with the Company to ensure compliance with any such restrictions, conditions or limitations.

9.	Acknowledgment and Waiver. By participating in the Plan, and accepting the grant of the Option, the Optionee agrees and acknowledges that: (i) the Plan is discretionary in nature and all determinations with respect to any future grants, including but not limited to, the times when options shall be granted, the number of Shares subject to each option, the exercise price and the time or times when each right shall be exercisable will be at the sole discretion of the Company, and the Company can amend, cancel, or terminate the Plan at any time; (ii) the grant of the Option under the Plan is voluntary and occasional, and does not create any contractual or other right to receive future grants of any options, or benefits in lieu of the Options even if options have been granted repeatedly in the past; (iii) the Optionee’s participation in the Plan is voluntary; (iv) the value of the Option is an extraordinary item of compensation, which is outside the scope of the Optionee’s employment agreement, if any; (v) the Option is not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any social benefits, severance, end of service payments, bonuses, long-service awards, pension or similar payments; (vi) the future value of the Shares purchased under the Plan is unknown and cannot be predicted with certainty, and the Company makes no express or implied promise about the financial gain or loss to be achieved through participation in the Plan; (vii) in the event that Optionee is not a service provider of the Company, this Option grant will not be interpreted to form an employment contract or relationship with the Company, and furthermore, this Option grant will not be interpreted to mean that an entity other than the entity that engages the Optionee has relationship with the Optionee; (viii) no claim or entitlement to compensation or damages arises from the expiration of this Option or diminution in value of this Option or Shares purchased through exercise of this Option resulting from termination of Optionee’s engagement with the Company (for any reason whatsoever and whether or not in breach of local labor laws) and Optionee irrevocably releases the Company from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by accepting the terms of this Option Agreement, Optionee shall be deemed irrevocably to have waived any entitlement to pursue such claim; and (ix) unless there is a written engagement agreement for a specified term in effect, Optionee’s engagement with the Company may be terminated at any time, with or without Cause, by the Company and neither the Plan nor this Option shall obligate the Company to engage Optionee for any particular length of time nor confer any right with respect to continuing the Optionee’s status as a service provider.

10.

Tax Consequences. By accepting the grant of the Option, the Optionee acknowledges and agrees that any and all taxes, fees and other liabilities (as may apply from time to time) in connection with the grant and/or exercise and/or release of the Option and the sale and/or release of Shares issued upon the exercise of the Option and/or from any other event or act (whether of the Optionee, the Company, its Subsidiary that engages the Optionee (if applicable) r the Trustee), shall be borne solely by the Optionee, and Optionee will be solely liable for all such taxes, fees and other liabilities. The Company, its Subsidiary that engages the Optionee (if applicable) and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, by executing this Option Agreement the Optionee hereby agrees to indemnify the Company, its Subsidiary that engages the Optionee (if applicable) and the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Optionee.

Except as otherwise required by law, the Company shall not be obligated to honor the exercise of any Option by or on behalf of the Optionee until all tax consequences (if any) arising from the exercise of such Option are resolved in a manner reasonably acceptable to the Company.

11.	Legal and Tax Consultation. The Optionee acknowledges that the Company has advised the Optionee to consult his independent tax advisor with respect to legal and tax consequences of the Option, and the Optionee has consulted with any legal or tax advisors that the Optionee deems necessary. Optionee acknowledges that he is not relying on the Company and/or the Trustee for any legal or tax advice, and that the Company and/or the Trustee shall not be deemed to have provided any legal or tax advice to Optionee with respect to the Option.

12.	Optionee’s Representations Under Section 102; Indemnification. By accepting the grant of the Option, the Optionee represents and confirms that: (i) Optionee is familiar with the terms and provisions of Section 102, and in particular Section 102(b)(2)- capital gain route, and hereby accepts this Option subject to all of the terms and provisions of Section 102(b)(2) and the Trust Agreement; (ii) in the event any Additional Rights shall be distributed with respect to the Option and/or the Shares, such Additional Rights shall be deposited with the Trustee and shall also be subject to the provisions of Section 102, including the Lock-Up Period; (iii) Optionee shall not sell nor transfer from the Trustee the Options, Shares or any Additional Right distributed to him or her in connection therewith, until the end of the Lock Up Period; (iv) the Trustee shall not be liable for any action or omission taken on his part in connection with the Plan, this Option Agreement and the Trust Agreement, provided that the Trustee acted reasonably and in good faith; and (v) Optionee shall be liable to indemnify the Trustee with respect to any loss, damage or expense caused to the Trustee as a result of or in consequence of performance of its duties as a Trustee, unless arising out of the Trustee own fraud or bad faith.

13.

Data Privacy. As a condition of participating in the Plan, Optionee explicitly: (i) consents to the collection, use, processing, and transfer, in electronic or other form, of personal data described in this Section 13 by and among the Company and the Trustee for the exclusive purpose of implementing, administering or managing Optionee’s participation in the Plan; (ii) understands that the Company may hold certain personal information about the Optionee, including but not limited to name, home address and telephone number, date of birth, identification number, salary, nationality, job title, details of all options or any other entitlement to shares awarded, canceled, purchased, or outstanding in the Optionee’s favor, for the purpose of implementing, administering and managing the Plan (“Data”); (iii) understands that Data may be transferred to any third parties assisting the Company in the administration of the Plan; (iv) understands that the recipients of Data may be located within or outside the Optionee’s country of residence, or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Optionee’s country of residence; (v) authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering or managing the Optionee’s participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or any subsequent holding of Shares on the Optionee’s behalf to a broker or other third party with whom the Optionee may elect to deposit any Shares acquired pursuant to the Plan; (vi) understands that Data will be held only as long as necessary to implement, administer or manage the Optionee’s participation in the Plan; (vii) understands that the Optionee may, at any time, review the Data, require any necessary amendments to Data or withdraw the consents herein in writing by contacting the Company; and (viii) understands that withdrawing the Optionee’s consent may affect the Optionee’s ability to participate in the Plan.

14.	Successors and Assigns. The Company may assign any of its rights under this Option Agreement to single or multiple assignees, and this Option Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Option Agreement shall be binding upon Optionee and his heirs, executors, administrators, successors and assigns.

15.	Administration. All questions of interpretation concerning this Option Agreement shall be determined by the Committee. All determinations by the Committee shall be final and binding upon all persons having an interest in the Option, unless otherwise determined by the Board.

16.	Interpretation. Unless the context otherwise indicates, words expressed in the singular shall include the plural and vice versa and the use of the neuter, masculine, or feminine gender is for convenience only and shall be deemed to mean and include the neuter, masculine or feminine gender, as appropriate.

17.	Entire Agreement; Severability. The Plan and the Trust Agreement are incorporated herein by reference. The Optionee declares and agrees that the Plan, the Trust Agreement and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and/or agreements and/or understanding, whether written or oral, between the Optionee and the Company or the officers and/or directors and/or shareholders thereof with respect to the subject matter hereof, and may not be modified adversely to Optionee’s interest except by means of a writing signed by the Company and Optionee. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, the remainder of this Option Agreement will continue in full force and effect.

18.	Governing Law; Jurisdiction. This Option Agreement is governed by and construed and enforced in accordance with the laws of the state of Israel without giving effect to the principles of conflict of laws thereof. The competent courts of Tel-Aviv, Israel shall have the sole jurisdiction in any matter pertaining to this Option Agreement.

19.	Notices. All notices given under this Option Agreement may be delivered by (a) personal delivery; or (b) registered mail or courier. Notices delivered personally shall be deemed given upon delivery. Notices sent by mail shall be deemed given ten (10) days (or if sent by courier - three (3) days) after mailing (postage prepaid), if mailed in accordance herewith. Until changed by written notice to the Company, the address of the parties shall be as set hereunder.

Optionee acknowledges that he has had the opportunity to review the Plan, the Trust Agreement and this Option Agreement in their entirety and represents that he is familiar with the terms and provisions thereof. By signing this Option Agreement, the Optionee acknowledges that he has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement, he fully understands all provisions of the Plan, the Trust Agreement and this Option Agreement and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan, this Option Agreement or otherwise relating to the Option.

OPTIONEE:	SAIFUN SEMICONDUCTORS LTD.

Signature	By

Print Name	Title

Residence Address

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